Exhibit 10.21

AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT			1. CONTRACT ID CODE	PAGE OF PAGES
				1	2
2. AMENDMENT/MODIFICATION NO. 0002		3. EFFECTIVE DATE See Block 16C	4. REQUISITION/PURCHASE REQ. NO. OS145932	5. PROJECT NO. (If applicable)
6. ISSUED BY	CODE	ASPR-BARDA	7. ADMINISTERED BY (If other than item 6)	CODE	ASPR-BARDA01
ASPR-BARDA 200 Independence Ave., S.W. Room 640-G Washington DC 20201			ASPR-BARDA 330 Independence Ave, SW, Rm G644 Washington DC 20201
8. NAME AND ADDRESS OF CONTRACTOR (No., Street, County, State, and Zip Code) CYTORI THERAPEUTICS, INC 1386447 CYTORI THERAPEUTICS, INC. 3020 3020 CALLAN RD SAN DIEGO CA 921211109			(x)	9A. AMENDMENT OF SOLICITATION NO.

9B. DATED (SEE ITEM 11)
			x	10A. MODIFICATION OF CONTRACT/ORDER NO. HHSO100201200008C
10B. DATED (SEE ITEM 13) 09/28/2012
CODE: 1386447		FACILITY CODE
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
☐ The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers				☐ is extended, ☐ is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods: (a) By completing Items 8 and 15, and returning   ________   copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGEMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.

12. ACCOUNTING AND APPROPRIATION DATA (If required) Net Increase: $1,999,319.00 ..2015.1992015.25106
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
CHECK ONE	A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.

B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).

C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF
☒	D. OTHER (Specify type of modification and authority) FAR 52.243-2 Alternate 1 (APR 1987) Changes – cost – reimbursement and Mutual agreement of the parties
E. IMPORTANT: Contractor ☐ is not, ☒ is required to sign this document and return 2 copies to the issuing office.

14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)

Tax ID Number : 33-0827593

DUNS Number : 111029179

Proof of Concept for Use of the  Celution System as a Medical Countermeasure for Thermal Burn

The purpose of this modification is to add supplemental funding in the amount of $1,999,319 to Option 1 of the contract. The Period of Performance remains unchanged.

See Attached.

Delivery: 11/28/2014

Delivery Location Code: HHS/OS/ASPR

Continued…

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.

15A. NAME AND TITLE OF SIGNER (Type or print)		16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) THOMAS P. HASTINGS
15B. CONTRACTOR/OFFEROR	15C. DATE SIGNED	16B. UNITED STATES OF AMERICA	16C. DATE SIGNED

(Signature of person authorized to sign)		(Signature of Contracting Officer)
NSN 7540-01-152-8070 Previous edition unusable		STANDARD FORM 30 (REV. 10-83) Prescribed by GSA FAR (48 CFR) 53.243

CONTINUATION SHEET	REFERENCE NO. OF DOCUMENT BEING CONTINUED HHSO100201200008C/0002				PAGE	OF
					2	2
NAME OF OFFEROR OR CONTRACTOR CYTORI THERAPEUTICS, INC 1386447
ITEM NO (A)	SUPPLIES / SERVICES (B)	QUANTITY (C)	UNIT (D)	UNIT PRICE (E)	AMOUNT (F)
3	HHS/OS/ASPR 200 C St SW WASHINGTON DC 20201 US Appr. Yr.: 2015 CAN: 1992015 Object Class: 25106 FOB: Destination Period of Performance : 09/28/2012 to 09/27/2016 Add Item 3 as follows: ASPR-15-00857 – Cytori Therapeutics Inc supplemental funds to Option 1 HHSO10020120008C Obligated Amount : $1,999,319.00				1,999,319.00
NSN 7540-01-152-8067					OPTIONAL FORM 336 (4-86) Sponsored by GSA FAR (48 CFR) 53.110

Beginning with the effective date of this modification, the below portions of contract HHSO100201200008C between the Government and Contractor are modified as follows:

1.	ARTICLE B.2., ESTIMATED COST AND FIXED FEE, is hereby deleted in its entirely and replaced with the following

a. The total estimated cost of the base performance segment is $4,356,912.

b. The total fixed fee for the base performance segment is $326,768. The fixed fee shall be paid subject to Allowable Cost and Payment and Fixed Fee Clauses.

c. The total amount of the base performance segment, CLIN 0001, represented by the sum of the total estimated cost plus fixed fee is $4,683,680.

d. It is estimated that the amount currently allotted will cover performance of the base performance segment through 27 September 2014.

e. The total estimated cost of the Option 1 (CLIN 0002) performance segment is increased by $1,859,832, from $11,238,078 to $13,097,910.

f. The total fixed fee for the Option 1 (CLIN 0002) performance segment is increased by $139,487, from $842,856 to $982,343. The fixed fee shall be paid subject to Allowable Cost and Payment and Fixed Fee Clauses.

g. The total amount of the Option 1 (CLIN 0002) performance segment, represented by the sum of the total estimated cost plus fixed fee, is increased by $1,999,319, from $12,080,934 to $14,080,253.

h. It is estimated that the amount currently allotted will cover the Option 1 (CLIN 0002) performance segment through 27 September 2016.

i. The Contractor shall maintain records of all contract costs and such records shall be subject to the Audit and Records-Negotiation and Final Decisions on Audit Findings clauses of the General Clauses.

CLIN/ Option	Estimated Period of Performance	Supplies/Services	Total Estimated Cost	Fixed Fee	Total Est. Cost Plus Fixed Fee
0001	28 Sept 2012 through 27 Sept 2014	Studies needed to demonstrate proof-of-concept for use of the Celution System as a medical countermeasure for combined injury involving thermal burn and radiation exposure. Reports and Other Data Deliverables	$4,356,912	$326,768	$4,683,680
0002/1	18 Aug 2014 Through 27 Sept 2016 (unchanged)	Research and development, regulatory, clinical, and other tasks required for initiation of a Pilot Clinical Trial of the Celution System in thermal burn injury. Reports and Other Data Deliverables	$13,097,910	$982,343	$14,080,253

2.	SECTION C – DESCRIPTION/SPECIFICATIONS/STATEMENT OF WORK, ARTICLE C.1., STATEMENT OF WORK, is hereby deleted and replaced with the following

Independently and not as an agent of the Government, the Contractor shall furnish all the necessary services, qualified personnel, material, equipment, and facilities not otherwise provided by the Government as needed to perform the Statement of Work dated November 25, 2014, set forth in SECTION J-List of Attachments, attached hereto and made a part of the contract.

3.	ARTICLE F.2., DELIVERABLES, is hereby deleted in its entirety and replaced with the following:

Successful performance of the final contract shall be deemed to occur upon performance of the work set forth in the Statement of Work dated 25 November, 2014 set forth in SECTION J-List of Attachments of this contract and upon delivery and acceptance, as required by the Statement of Work, by the Contracting Officer, or the duly authorized representative, of the following items in accordance with the stated delivery schedule:

The items specified below as described in the REPORTING REQUIREMENTS Article in SECTION C of this contract and the Statement of Work dated 25 November 2014 set forth in SECTION J-List of Attachments will be required to be delivered F.O.B. Destination as set forth in FAR 52.247-34, F.O.B. DESTINATION, (NOVEMBER 1991), and in accordance with and by the date(s) specified below and any specifications stated in SECTION D, PACKAGING, MARKING AND SHIPPING, of this contract. All reports identified below relate solely to the development activity funded under this contract:

The Cytori Deliverables Schedule is hereby modified as attached, beginning with the contract Base Period. The General Deliverables remain the same.

4.	SECTION J – LIST OF ATTACHMENTS, Attachment 1. STATEMENT OF WORK is hereby deleted in its entirety and replaced with the following (attached):

Attachment 1. Statement of Work, dated 25 November, 2014.

5.	In Block 14 of the SF26, the following CAN information is added:

CAN# 1992015: FY 15 $1,999,319

All other terms and conditions of the contract remain unchanged.

Statement of Work

Preface

Independently and not as an agent of the Government, the Contractor shall be required to furnish all the necessary services, qualified personnel, material, equipment, and facilities, not otherwise provided by the Government, as needed to perform the Statement of Work submitted in response to Broad Agency Announcement (BAA) BARDA CBRN BAA 11-100-SOL-00009.

Introduction

The goal of this project is to develop a countermeasure for thermal burn injury that requires minimal to no stockpiling and that is effective in the treatment of both thermal burn injury and thermal burn injury that is complicated by concomitant radiation exposure. The issue of stockpiling will be addressed by development of a countermeasure that is effectively pre-deployed through regular commercially viable use. Ideally, this commercial use is in both thermal burn—thereby ensuring availability within the burn center of person trained in operation and use of the countermeasure in burn—and outside of burn, thereby bolstering wider commercial viability.

Timeline

A flowchart of the task within this CLIN is shown below.

2.3 Preclinical
2.4 Clinical
2.5 Regulatory
2.6 CMC
WBS 2.3.1.1 ADRC Dose Package
WBS 2.3.1.2 Burn/Scar Progression
WBS 2.3.2 Eschar
WBS 2.4.1 Clin Trial Prep
WBS 2.6.1 Cell Delivery Dev.
WBS 2.3.1.1.1 Topical Delivery
WBS 2.3.1.2.1 Model Dev
WBS 2.5.1 IDE Submision
WBS 2.3.1.1.4 Radiation Dose
WBS 2.3.1.1.2 ADRC Dose
WBS 2.3.1.2.2 Model Opt
WBS 2.3.1.1.3 Dose w/3TSG
WBS 2.3.1.2.3 Model Eval
IDE Approval
WBS 2.3.1.3 Primary PoC
WBS 2.4.2 Clin Trial Execution
WBS 2.4.3 Pivotal Trial Prep
WBS 2.5.2 Pivotal Trial Pre-Sub
Activities to be funded under New Option 2 in FY2015 upon IDE approval
Go/No Go Original Option 3 Radiation + Burn
Go/No Go Original Option 1 2nd Pilot Clinical Trial
Go/No Go Original Option 2 Pivotal Clinical Trial

HHSO100201200008C Cytori Therapeutics, Inc. November 25, 2014	Page 1

Tasks

Note: At this time Options 2, 3, and 4 from the original proposal are unchanged from the original Statement of Work. It is anticipated that these Options will be re-evaluated and modified if and when Cytori and BARDA determine that it is appropriate to hold future In-Process Review Meetings with the goal of determining whether or not the PHEMCE will execute these Options.

Updated Project Overview

•

Option 1, as amended from the original Statement of Work, includes research and development, regulatory, clinical, and other tasks required for preparation for a Pilot Clinical Trial of the Celution System in thermal burn injury. Activities include those needed to obtain FDA approval to execute the trial. The Option also includes development of a system and process suitable for delivering ADRCs to thermal burn wounds within the clinical trial as well as preclinical activities dedicated to increasing understanding of the countermeasure in thermal burn.

•

Option 2, is to be funded in FY15 upon FDA approval to initiate the Pilot Clinical Trial. Option 2 (New) includes tasks needed to execute and complete the Pilot Clinical Trial, those needed to prepare trial data for submission to FDA within a Pre-Submission Meeting Package in support of a proposed Pivotal Trial, and, potentially, support for ongoing development of CT-X2.

o	Option 2 is to be triggered by FDA approval to execute the study
•	Option 3 includes a Pivotal Clinical Trial leading to FDA licensure for use of the Celution System in thermal burn injury
o

Option 3 will be triggered by the FDA’s response to the proposed Pivotal Study Design and Clinical and Preclinical Support Data submitted in a Pre-Submission Meeting Package. Specifically, the Option will be triggered if the FDA indicates adequacy of the study design and preclinical and clinical data set with regard to moving forward to the proposed clinical trial.

HHSO100201200008C Cytori Therapeutics, Inc. November 25, 2014	Page 2

•	Option 4 includes studies to optimize the treatment for thermal burn injury with concomitant radiation exposure. Ideally these activities would lead to development of FDA Emergency Use Instructions
o

The triggers for Option 4 remain unchanged from the original submission. Specifically, it will be triggered if the following three parameters are met: (1) autologous ADRCs mediate improved healing of thermal burn injury in an irradiated animal; (2) the cell output of the CT-X2 is equivalent or superior to that of the Celution 800; and (3) ADRCs can be obtained from patients with thermal burn injury. Studies executed within WBS 2.3.1.1.5 may further inform this decision.

•

The current CLIN includes activities in WBS 2.3.1.2 (Burn Wound/Scar Progression). Demonstration of efficacy and practicability of ADRC treatment to reduce scar progression following burn wounds to a meaningful degree would trigger consideration of a further new component of support which would fund a Pilot Clinical Trial in Burn Wound Progression.

o	Specifically, such an Option would be triggered if the application of ADRCs led to a reduction of more than approximately 33% in the incidence or severity of scarring.

Base Period

The Base Period obtained proof of concept data for use of the Celution System as a medical countermeasure for combined injury involving radiation exposure and thermal burn injury. Specifically, in the absence of radiation exposure, autologous ADRCs improved healing parameters including increased burn wound re-epithelialization. The same improved healing was also observed in animals subjected to total body irradiation sufficient to induce profound, transient myelosuppresion. Viable, functional ADRCs were reliably and reproducibly obtained from patients with severe full thickness thermal burn injury. Finally, a prototype of Cytori’s next generation Celution System (CT-X2) showed cell processing capabilities that were equivalent or superior to those of the current generation system, Celution 800.

Option 1: Pilot Clinical Trial Preparation Original and Supplement

Note: the only items impacted by the Supplement are under WBS 2.1.2 (which includes items in both the Original and Supplement) and WBS 2.6.1.3 which is new and only in the Supplement.

Specific Objectives and Scope

As proposed herein, the Contractor intends to design, execute, and complete robust preclinical and to design a clinical study that meet two objectives: (1) obtain FDA approval to execute a pilot clinical trial of the countermeasure in thermal burn injury wherein said trial will inform and support development of a pivotal clinical trial to be funded by a future CLIN/contract option; and (2) execute preclinical studies that will expand understanding of the countermeasure with respect to cell dose, route of administration, and efficacy in arresting or slowing progression of indeterminate thickness thermal burn injury or in addressing scarring following thermal burn.

Start Date: Q4, FY14

WBS 2.1	Technical and Project Management: Original and Supplement

Project-wide Activities

Purpose

Execution of activities throughout this project will require that meetings, site visits, In-Process Reviews, and related activities are properly coordinated and that the outcome of said activities be communicated to BARDA and other stakeholders in an efficient, timely manner. The purpose of these project-wide activities is to facilitate this coordination and communication.

HHSO100201200008C Cytori Therapeutics, Inc. November 25, 2014	Page 3

Description

Examples of activities performed to facilitate meetings, site visits, In-Process Reviews and similar activities include: scheduling meetings, timely distribution of an agenda in advance of the meeting, and timely distribution of meeting minutes, action items, and other deliverables after the meeting.

Deliverable:       a.      Ensure proper coordination of all meetings, site visits, In-Process Reviews

                            b.     Disposition of meeting minutes and action items and all deliverables under this Statement of Work to BARDA

Success Criterion:      CO and PO deem meeting communications are managed satisfactorily

Timing:                        Full duration of project (including all options)

2.1.1.1	Kick-off Meeting: Unchanged from Original

Following a kickoff meeting with BARDA, Cytori will update the project schedule and provide an updated Task and Deliverables list to the Contract Officer.

Deliverable:	Updated Task and Deliverables Document

Success Criterion:	Includes updates of tasks and deliverables as discussed with CO and PO during kickoff meeting

Timing:	Q2, FY15
2.1.1.2	Complete new hiring needed for execution of contract activities Unchanged from Original

Execute hiring of new staff needed for execution of CLIN activities

Deliverable:	Report showing that key positions have been filled and added to contract provided within bi-weekly meetings

Success Criteria:	Positions identified during negotiations have been filled by qualified persons

Timing:	Q3, FY15
2.1.2	Maintain Subcontractor Management Plan: Original and Supplement

Maintain Subcontractor Management Plan

Deliverable:	Updated Subcontractor Management Plan

Success Criteria:	Identifies key interactions between prime contractor and subcontractor with regard to progress updates and risk management

Timing:	Semi-annually starting six months after award of CLIN

HHSO100201200008C Cytori Therapeutics, Inc. November 25, 2014	Page 4

2.1.3	Maintain Risk Management Plan: Unchanged from Original

Maintain Risk Management Plan

Deliverable:	Updated Risk Management Plan

Success Criteria:	Identifies key risks, assesses mitigations, contingencies, and impact as well as update process

Timing:	Semi-annually starting six months after award of CLIN

2.1.4	EVMS Systems Report: Unchanged from Original

Deliverable:	EVMS Systems Report

Success Criteria:	Acceptance by BARDA Contract Officer that the accounting and related systems are EVMS-compliant

Timing:	Q2, FY15
2.2	Non-Clinical Toxicology

Not applicable

2.3	Preclinical: Unchanged from Original
2.3.1	Porcine Studies: Unchanged from Original
2.3.1.1	ADRC Dose Package: Unchanged from Original

Objective: To determine the minimally effective dose of ADRCs in thermal burn injury

Rationale: In the Base Period Cytori has evaluated a narrow range of ADRC doses range limited at the upper end by the amount of adipose tissue easily obtainable from an individual mini-pig. The effectiveness of lower doses has not been assessed. The total dose of cells available for treatment is largely dependent on the volume of adipose tissue processed. Larger volumes require more collection and processing time and can increase risk. In order to appropriately balance risk and benefit it is important to determine the optimal cell dose so that the amount of tissue collected is adequate, but not excessive, for the size of the injury. This will be assessed by both local delivery into the wound and by intravenous injection. Efficacy will also be evaluated in irradiated animals at a dose determined from the dose reduction study.

2.3.1.1.1	ADRC Dose: Additional Evaluation of Previously Collected Biopsies: Unchanged from Original

Objective: To evaluate value of additional evaluations

Rationale: Studies in WBS 1.3.1 executed within the Base Period collected biopsies that were subjected to a number of histologic and immunohistologic stains (for example; Masson’s trichrome and immunostaining for Ki67 and CD31). Data from these stains was informative. As is often the case in research, the information obtained raised new questions that can be addressed by application of additional histologic approaches. However, there was insufficient time and insufficient funds to apply these approaches during the Base Period. These approaches have the capacity to be informative in the studies to be executed under Option 1. The activities to be executed under this WBS element will develop and validate selected additional markers on biopsies collected during the Base Period in anticipation of applying said stains in ADRC dose studies to be conducted under WBS 2.3.1.1 (Dose Package) and other activities in WBS 2.3.1.

Approach: Biopsies and sections have already been prepared and several core analyses have been performed. Additional digital imaging and analysis including immunohistochemical and molecular assessment of parameters associated with both normal healing and with scarring, particularly hypertrophic scarring, will be performed.

HHSO100201200008C Cytori Therapeutics, Inc. November 25, 2014	Page 5

Description:

For each group multiple wound healing parameters will be assessed. Candidate stains include: Movat’s stain (a pentachrome stain that is recommended by UTMB Galveston for analysis of hypertrophic scarring), alpha smooth muscle actin (for contraction-inducing myofibroblasts), decorin (reduced in hypertrophic scarring), and type III collagen. Similarly, commercially available molecular arrays targeted for wound healing may be used to interrogate existing biopsy samples. All stained slides will be digitally scanned prior analysis. Using software such as the ImageScope software, each slide can be annotated to identify superficial and mid/deep regions within the wound tissue. The percent of positive staining can be quantified using the Deconvolution analysis algorithm (Aperio). This software algorithm makes use of a deconvolution method to separate the red and blue stain of the Masson’s Trichrome. Epithelial thickness can be determined by histomorphometric analysis on digital slides using the Image Scope software. 3-6 measurements throughout the wound site (at edges and the center) can be performed to determine the thickness of the stratified and cornified layer of the neo-epidermis.

Deliverable:	Interim and Final Study Reports

Success Criteria:	Acceptance of reports by BARDA Program

Timing:	Q2, FY15

2.3.1.1.2	ADRC Dose: Topical Delivery: Unchanged from Original

Objective: To determine the efficacy of topical delivery of ADRCs in thermal burn injury

Rationale: In the Base Period Cytori has demonstrated that delivery of ADRCs by direct injection into the base of the wound leads to increased epithelialization. Cytori’s Burn Science Advisory Board has recommended that we evaluate mechanisms that might be easier and potentially faster to perform, in particular, topical delivery such as a spray, drip, or paint approach. A brief series of in vitro and in vivo studies similar to those executed in the base Period for other delivery routes is indicated in order to evaluate this approach.

Approach: These studies will use an approach selected during in vitro testing to apply viable ADRCs to burn wound following escharectomy.

Description:

Animals will receive thermal burn injury induced according to parameters optimized during the Base Period. Autologous ADRCs will be delivered on the same day as escharectomy. Different groups of animals will receive topical delivery of ADRCs with contralateral wounds used as matched control (treated with vehicle only). Healing will be evaluated by planimetry and histology at appropriate time points selected on the basis of results obtained in the Base Period. Each group will comprise a sufficient number of animals (for example, 4 or 6).

Deliverable:	Interim and Final Study Reports

Success Criteria:	Achieves success parameter defined in study protocol agreed to by BARDA and the Contractor prior to initiation of studies

Timing:	Q2, FY15

2.3.1.1.3	ADRC Dose: Dose Finding: Unchanged from Original

Objective: To determine the minimally effective dose of ADRCs in thermal burn injury

Rationale: In the Base Period Cytori has evaluated a narrow range of ADRC doses range limited at the upper end by the amount of adipose tissue easily obtainable from an individual mini-pig. In order to maximize the likelihood of seeing a difference between treated and control wounds the first arm will apply dosing in wounds that are not treated with a split thickness skin graft (STSG) where data obtained in the Base Period demonstrate a robust signal to noise ratio for ADRC-induced increased epithelial migration. Once a dose has been determined in this model it will be applied in follow-up studies that include STSG (WBS 2.3.1.1.4 below).

HHSO100201200008C Cytori Therapeutics, Inc. November 25, 2014	Page 6

Approach: These studies will use the approach applied in the Base Period to assess effectiveness of ADRCs when delivered at different doses by either local (that is, injection or topical as assessed by WBS 2.3.1.1.2) or intravenous delivery. For the local injection arm of the study, each animal may act as its own control using a paired wound model in which wounds on one side of the animal will receive vehicle alone (control) while the matching wounds on the other side receive ADRC treatment. Given the clinical relevance of hypertrophic scarring and the relative resistance of Gottingen minipigs and Yorkshire farm swine to this phenomenon these studies may be extended to include the Red Duroc strain of pigs (in place of or in addition to other strains) which is known to have a native susceptibility to hypertrophic scarring that is more similar to that of humans.

Description:

Animals will receive thermal burn injury induced according to parameters optimized during the Base Period. Autologous ADRCs will be delivered on the same day as escharectomy. Different groups of animals will receive local injection of ADRCs and intravenous injection of ADRCs. A suitable number (for example, four) of different ADRC doses will be evaluated. Doses selected will cover a wide range (for example, 250,000 ADRCs/cm2; 125,000 ADRCs /cm2; 50,000 ADRCs /cm2; and Control = no ADRCs). Healing will be evaluated by planimetry and histology at appropriate time points selected on the basis of results obtained in the Base Period. Each group will comprise a sufficient number of animals (for example, 4 or 6).

Deliverable:	Interim and Final Study Reports

Success Criteria:	Achieves success parameter defined in study protocol agreed to by BARDA and the Contractor prior to initiation of studies

Timing:	Q4, FY15

2.3.1.1.4	ADRC Dose: Confirmation with STSG: Unchanged from Original

Objective: To determine the minimally effective dose of ADRCs in thermal burn injury

Rationale: Having demonstrated a minimal efficacious ADRC dose in WBS 2.3.1.1.3, the defined dose will now be applied to determine if it is effective in the context of a STSG.

Approach: These studies will use the approach applied in the Base Period to assess effectiveness of ADRCs when delivered at different doses by either local or intravenous delivery. For the local injection arm of the study, each animal may act as its own control using a paired wound model in which wounds on one side of the animal will receive vehicle alone (control) while the matching wounds on the other side receive ADRC treatment. All wounds will receive a STSG.

Description:

Animals will receive thermal burn injury induced according to parameters optimized during the Base Period. Autologous ADRCs will be delivered on the same day as escharectomy. Different groups of animals will receive local injection of ADRCs and intravenous injection of ADRCs. An ADRC dose determined from WBS 2.3.1.1.3 will be evaluated. Healing will be evaluated by planimetry and histology at appropriate time points selected on the basis of results obtained in the Base Period. Each group will comprise a sufficient number of animals (for example, 4 or 6).

Deliverable:	Interim and Final Study Reports

Success Criteria:	Achieves success parameter defined in study protocol agreed to by BARDA and the Contractor prior to initiation of studies

Timing:	Q2, FY16

2.3.1.1.5	ADRC Dose: Confirmation with Higher Radiation Dose: Unchanged from Original

Objective: To determine if the efficacy of the maximal ADRC dose is retained at higher radiation exposure

HHSO100201200008C Cytori Therapeutics, Inc. November 25, 2014	Page 7

Rationale: Having demonstrated, in the Base Period, the ability of ADRCs to promote wound re-epithelialization in animals exposed to 1.2Gy of radiation, it is appropriate to execute a pilot study to evaluate efficacy at a higher radiation dose.

Approach: These studies will use the approach applied in the Base Period to assess effectiveness of ADRCs when delivered by either local or intravenous delivery following total body irradiation of greater than 1.2Gy (for example, 1.6Gy). For the local injection arm of the study, each animal may act as its own control using a paired wound model in which wounds on one side of the animal will receive vehicle alone (control) while the matching wounds on the other side receive ADRC treatment.

Description

Animals will receive total body irradiation and thermal burn injury induced according to parameters optimized during the Base Period. Autologous ADRCs will be delivered on the same day as escharectomy. Healing will be evaluated by planimetry and histology at appropriate time points selected on the basis of results obtained in the Base Period. Blood counts will be assessed at regular intervals to evaluate the degree of marrow suppression induced. Other assessments such as evaluation of marrow cell viability and function may be applied. A larger number of animals will likely be required to account for increased likelihood of mortality from the higher radiation dose combined with thermal burn injury. Hence, each group will comprise a sufficient number of animals (for example, 8 or 10).

Deliverable:	Interim and Final Study Reports

Success Criteria:	Achieves success parameter defined in study protocol agreed to by BARDA and the Contractor prior to initiation of studies

Timing:	Q4, FY15

2.3.1.2	Burn/Scar Progression: Unchanged from Original

Objective: To obtain preclinical data that will allow assessment of feasibility of use of the Celution System as a treatment for burn wound progression or scarring.

Rationale: Burn wound progression is the pathophysiologic process by which a partial thickness thermal burn evolves over the first few days after injury to become a full thickness injury requiring a skin graft. This process occurs through vascular damage leading to ischemia:reperfusion injury and to the inflammatory response1. The same mechanisms that are proposed to be behind the efficacy of ADRCs observed in the Base Period (angiogenesis, modulation of inflammation, etc.) have the potential to mitigate burn progression. Similarly, the healing process following thermal burn injury can lead to scarring that is both disfiguring and that limits function, for example, limits range of motion of a joint. Interventions that impact progression of scar development and maturation have the potential to significantly improve burn care.

[1]	Shupp, J.W., et al., A review of the local pathophysiologic bases of burn wound progression. J Burn Care Res, 2010.31(6): p. 849-73

HHSO100201200008C Cytori Therapeutics, Inc. November 25, 2014	Page 8

Approach

The overall approach selected is taken from that applied in the Base Period for full thickness injury in which a porcine model of vertical burn wound progression or scarring taken from the published literature2,3 is adapted, optimized, and validated and then used to assess efficacy of autologous ADRC treatment.

2.3.1.2.1	Model Development: Unchanged from Original

Objective: To develop an animal model that will allow assessment of the effects of treatment with autologous ADRCs to treat burn wound progression.

Rationale: While a suitable animal model has been described in the literature2, it has not previously been executed by this team. Pilot activities are needed to establish the basic model.

Approach: Porcine models widely used for evaluation of thermal burn injury and have also been used for evaluation of burn and scar progression. The approach to be applied is essentially identical to that used in the Base Period for creation of a full thickness burn wound with the exception that the progression model must create a wound that is only partial thickness at the time of application but which progresses to deep/full thickness over a period of 3-4 days after injury whereas a model of hypertrophic scarring will require longer follow-up after injury.

Description

Each experimental animal will be subjected to thermal burn injury using the device developed for this purpose during the Base Period. These activities demonstrated that application of the device at a temperature of 200°C and contact pressure of 0.4kg/cm2, for 60 seconds created a reproducible full thickness injury. A published Study2 has shown that application of a similar device at a temperature of 80°C and contact pressure of 0.32kg/cm2 for 20-30 seconds creates a partial thickness burn that progresses to full thickness. In these studies parameters of time, temperature, and contact pressure will be managed to determine the precise combination that generates a wound that reproducibly progresses from partial to full thickness over ~3-4 days after injury. The same approach may be used to generate a burn that develops to hypertrophic scarring in an appropriate pig strain.

Thermal burn wounds will be created in a suitable number of animals as described above and assessed by histology of biopsies performed at the time of injury and at suitable intervals (for example, 6 hours, 24 hours, 48 hours, 72 hours and 96 hours) after injury to assess burn depth and progression over the ~96 hour timeframe with the different burn induction parameters. For evaluation of scarring a similar approach will be applied using the Red Duroc strain that develops hypertrophic scarring that is similar to that of humans.

Deliverable:	Interim and Final Study Reports

Success Criteria:	Achieves success parameter defined in study protocol agreed to by BARDA and the Contractor prior to initiation of studies

Timing:	Q1, FY15

[2]	Singer, A.J., et al., Validation of a vertical progression porcine burn model. J Burn Care Res, 2011. 32(6): p. 638-46
[3]	Harunari, N., et al., Histology of the thick scar on the female, red Duroc pig: Final similarities to human hypertrophic scar. Burns, 2006. 32(6): p669-677

HHSO100201200008C Cytori Therapeutics, Inc. November 25, 2014	Page 9

2.3.1.2.2	Model Optimization: Unchanged from Original

Objective: To optimize an animal model that will allow assessment of the effects of treatment with autologous ADRCs to treat burn wound/scar progression.

Rationale: Assesses reproducibility of the model established in WBS 2.3.1.2.1 above.

Approach: The parameters defined to provide the intended model in WBS 2.3.1.2.1 will be assessed for reproducibility.

Description:

A series of wounds will be induced in a cohort of animals (for example, six animals per arm) using the temperature, contact pressure, and contact time determined in Model Development above (WBS 2.3.1.2.1). Blunt debridement may be performed to remove lose necrotic tissue. Animals will also undergo lipectomy for ADRC isolation for treatment of wounds assigned for treatment. Wounds will receive treatment with ADRCs or with vehicle control. Progression will be assessed by histology of biopsies taken at suitable intervals (for example, 6 hours, 24 hours, 48 hours, 72 hours and 96 hours) after injury to assess burn depth and progression or later times (for example, two weeks, two months, six months) to assess scarring.

Deliverable:	Interim and Final Study Reports

Success Criteria:	Achieves success parameter defined in study protocol agreed to by BARDA and the Contractor prior to initiation of studies

Timing:	Q3, FY15

2.3.1.2.3	Model Evaluation: Unchanged from Original

Objective: To evaluate treatment effect of ADRCs in the optimized model.

Rationale: To evaluate ability of ADRC treatment to modulate burn wound/scarprogression

Approach: The model developed and optimized in the studies described above will be used to assess the ability of ADRCs to alter progression. ADRCs will be applied by different routes, for example, direct injection, spray onto the wound, and intravenous injection.

Description

A series of wounds will be induced in a series of animals using parameters defined in studies described above. Blunt debridement may be performed to remove lose necrotic tissue after injury. Animals will also undergo lipectomy for ADRC isolation for treatment of wounds assigned to a treatment arm.

Thermal burn wounds will be created as described above and assessed by histology of biopsies performed at the time of injury and at suitable intervals after injury to assess burn depth and progression of the burn or scarring in the presence and absence of ADRC treatment.

Deliverable:	Interim and Final Study Reports

Success Criteria:	Achieves success parameter defined in study protocol agreed to by BARDA and the Contractor prior to initiation of studies

Timing:	Q1, FY16

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2.3.1.3	Primary Proof of Concept: Unchanged from Original

Objective: To demonstrate proof of concept for use of autologous ADRCs in enhancing healing of thermal burn injury in irradiated animals

Rationale: One of the initial concerns with this project was that it was deemed possible that the ability of ADRCs to promote wound healing might be abrogated by exposure of the subject to total body irradiation prior to adipose tissue harvest. Studies performed in the Base Period demonstrated that this is not the case and that ADRCs obtained from irradiated animals retain the ability to promote wound re-epithelialization. The purpose of this study is to confirm this finding in a single pivotal study that combines the improvements made and lessons learned in prior studies related to matters such as cell dose, route of administration, improved harvest and application of skin grafting, assessment of healing, etc.

Approach: Conditions defined in the studies described above will be applied to evaluate healing when ADRCs are delivered following thermal burn injury.

Description

Animals will receive thermal burn injury induced according to parameters optimized in the studies described above. Wounds will be treated with either control or autologous ADRCs. ADRCs applied at the time of the initial treatment will be applied locally (for example directly into or onto the wound) and/or by systemic administration (for example, by intravenous injection). Each group will comprise a sufficient number of animals (for example, 4 or 5). Healing will be evaluated at time points selected on the basis of results obtained in the studies described above (for example, at the time of application of the STSG and two weeks after application of STSG). Assessment of fibrosis and hypertrophic scarring at the treatment site may be performed a suitable time after injury (for example, six months).

Deliverable:	Interim and Final Study Reports

Success Criteria:	Achieves success parameter defined in study protocol agreed to by BARDA and the Contractor prior to initiation of studies

Timing:	Q4, FY16

2.3.2	Human Thermal Burn ADRC Characterization: Eschar: Unchanged from Original

Objective: To characterize the ADRC population obtained from patients with thermal burn injury

Rationale: As currently proposed, the pilot clinical trial includes use of adipose tissue obtained by excision of adipose tissue exposed during tangential or fascial excision of eschar. Studies performed in the Base Period have provided evidence that the yield, viability, function, and composition of ADRCs obtained from material obtained from fascial excision escharectomy are all within the range seen when processing adipose tissue obtained by liposuction from healthy donors. The current studies are needed to expand on this preliminary data by collecting and evaluating additional specimens and by extending the study to include tissue obtained by tangential excision. In addition, optimal enzymatic digestion of the adipose tissue requires that the excised tissue be morselized into fragments creating a surface area-to-volume ratio that allows efficient extraction of ADRCs.

Approach: Adipose tissue from patients with thermal burn injury will be obtained following informed consent and processed to prepare ADRCs. The number and function of these cells will be assessed using approaches such as cell viability and cell characterization methods that are used routinely by Cytori for evaluation of cells from conventional sources (liposuction) as applied in the Base Period. This will include development of a rapid, efficient, and validated method by which the excised tissue is morselized.

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Description

Human adipose tissue will be obtained following informed consent from a sufficient number of patients (for example, 20) undergoing treatment for thermal burn injury. Research subjects will be drawn from burn programs located in geographic proximity to the Contractor’s research facility (for example, at the University of California at San Diego Burns Center located approximately five miles from the Cytori laboratories) and the University of California at Irvine Burn Center (located approximately 80 miles from Cytori laboratories). The tissue will be processed to prepare morselized adipose tissue that will then be digested to prepare ADRCs. Cell yield and viability will be determined using a Nuclecounter™ device in accordance with standard practices at Cytori. Other examples of tools for characterization include multicolor flow cytometry to evaluate cell ADRC cellular composition, and molecular probes to evaluate the population as a whole.

Deliverable:	Monthly Updates (during bi-weekly calls); Report for IDE Submission, and written Interim and Final Study Reports

Success Criteria:	Achieves success parameter defined in study protocol agreed to by BARDA and the Contractor prior to initiation of studies

Timing:	Monthly updates for enrollment reporting; Q1, FY15 for IDE Submission; Monthly reports to Q4 FY16; Q4, FY16 for interim and final reports.

2.4	Clinical Tasks: Unchanged from Original
2.4.1.1	Pilot Clinical Trial Preparation: Unchanged from Original

Objective: To perform the groundwork necessary for FDA approval of a Pilot clinical trial of the use of the Celution System in thermal burn injury and for expedited start of enrollment in the trial following FDA approval.

Rationale: The Celution System is regulated as a device within the Center for Biologics Evaluation and Research (CBER). CBER has approved the use of the Celution System in three prior IDE clinical trials. In the course of discussions with the FDA regarding these studies the Agency communicated to Cytori that they strongly preferred the study design to include evaluation of cell dose. The proposed study will obtain the safety and feasibility of a pilot study with additional information of cell dose and assessment of secondary outcomes associated with efficacy. These data may allow determination of sample size in any Pivotal Trial to follow (as described in Option 2). Prior to filing the IDE package for this Pilot Trial, the clinical team must develop a detailed clinical protocol and Investigator’s Brochure (IB). These and related activities associated with assessment and selection of potential clinical trial sites and CROs will be executed under WBS 2.4.1.4.

Additional tasks must be performed in order to minimize the delay between FDA approval and start of the trial itself. These include selection of a qualified Clinical research Organization and of clinical sites that have the capability to enroll patients and execute the study with the level of quality required to achieve study goals.

Approach: With the assistance of a Scientific Advisory Board, the team will develop the protocol and IB as for past Cytori IDE filings. The team will also execute clinical site evaluation, CRO evaluation, and an preliminary assessment of contractual matters to ensure that the budget for proposed Option 2 is accurate.

Purpose

To provide the Regulatory team with the documentation needed to obtain FDA approval to initiate the specified clinical trial.

HHSO100201200008C Cytori Therapeutics, Inc. November 25, 2014	Page 12

Description

Activities to be conducted include: development of the clinical trial protocol; assessment and selection of Clinical Contract Research Organization (CRO); and assessment, selection, and qualification of clinical trial sites. These activities will be executed with input from Cytori’s Thermal Burn Scientific Advisory Board.

Deliverables:	Monthly Updates (during bi-weekly calls) Clinical Trial Protocol and Investigator’s Brochure for IDE Submission Q1 FY15 Site Initiation Readiness Report Q3 FY15

Success Criteria:	FDA approval of trial

Timing:	Clinical Trial Protocol and Investigator’s Brochure for IDE Submission Q1 FY15 Site Initiation Readiness Report Q3 FY15

2.5	Regulatory Tasks: Unchanged from Original
2.5.1	Pilot Clinical Trial IDE Approval: Unchanged from Original

Purpose

The FDA must grant approval before clinical use of an Investigational Device can be initiated. In the case of the Celution System in Thermal Burn Injury this will require approval under the Investigational Device Exemption mechanism.

Description

Cytori’s regulatory team will prepare and submit a package of documents. Contents will be based upon the clinical trial protocol, data obtained in studies described above, and feedback received from the Agency in a Pre-IDE Meeting.

The content of the IDE package will largely mirror that used in prior submissions of this kind to the Agency. Contents will include relevant study reports from activities executed during the Base Period and Option 1. In the event that the FDA has additional questions to be answered following review of the initial package, the Regulatory team will develop, collate, and submit responses to said questions.

Deliverable:	IDE Package and Responses (as required) to FDA Questions

Success Criteria:	IDE Approval Granted by FDA

Timing:	Q3, FY15

2.6	CMC
2.6.1	ADRC Delivery System: Unchanged from Original

Objective: To develop a system capable of preparing adipose tissue obtained by excision rather than by liposuction for processing within the CT-X2 System and subsequent rapid, reproducible delivery to a thermal burn injury.

2.6.1.1	Tissue Pre-Processing: Unchanged from Original

Objective: To develop a system capable of preparing adipose tissue obtained by excision rather than by liposuction for processing.

Rationale: Cytori methods have been optimized for preparing ADRCs from tissue collected by liposuction. During this process the suction force combined with the geometry of the liposuction cannula cuts the adipose tissue into small fragments. The conditions for

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enzymatic digestion of this material are based upon the standard surface area to volume ratio of tissue prepared by liposuction. Tissue prepared by excision will have a different surface area to volume ratio and, hence, will not be processed optimally without pre-processing. Activities within WBS 2.6.1.1 are designed to develop a standard, reproducible, and clinically acceptable pre-processing method that will prepare excisional samples for optimal processing. Cytori has developed approaches for pre-processing the tissue that are acceptable for the laboratory, but not for the clinic. The activities to be performed in WBS 2.6.1.1 are intended to address this deficiency.

Approach: Human adipose tissue will be pre-processed by two methods; (1) Cytori’s standard laboratory approach and (2) using tools and supplies commonly available in the operating room. Tissue will then be processed. The yield, viability, and composition of the ADRCs derived will be evaluated using methods described above (WBS 2.3.2).

Description: Human adipose tissue (see WBS 2.3.2) will be obtained following escharectomy. Adipose tissue will be excised from the sample and then sliced into fragments that approximate the size of fragments obtained by liposuction. Tissue slicing will be performed by two methods; (1) Cytori’s standard laboratory approach and (2) using tools and supplies commonly available in the operating room. Tissue will then be processed. The yield, viability, and composition of the ADRCs derived will be evaluated using methods described above (WBS 2.3.2). Once the optimal approach using Operating Room materials has been developed, the approach will then be validated.

Deliverable:	Validated Standard Operating Procedure with Validation Data

Success Criteria:	Protocol accepted by FDA in IDE Submission

Timing:	Q3, FY15

2.6.1.2	Cell Delivery Mechanism: Unchanged from Original

Objective: To develop a system capable of reproducibly and conveniently delivery ADRCs to a thermal wound following escharectomy.

Rationale: The current clinical protocol, based on preclinical data, specifies delivery ADRCs into the wound bed a single injection indicated for each 10cm2 of treatment area. There is currently no off-the-shelf approach available that achieves this delivery without unnecessarily prolonging surgical time.

Approach: Injection of ADRCs into the wound could, for example, take the form of a powered dosing syringe delivering a specified volume of material (ADRCs) into the wound bed at each touch of the button. This markedly reduces strain in the Surgeon’s hand for large wounds requiring many injections. Examples of this approach were presented to the FDA at the Pre-Submission meeting where they met with general approval with the natural proviso that full review in the IDE Submission would be required. For example, FDA indicated that they would require data showing that the output of the injection system was consistent over time. Another possible approach is a topical spray similar to that already used in burn care for application of fibrin glue used to help secure skin grafts. The activities performed herein will continue development of a suitable approach in order to complete the information needed for the IDE submission. Additional technical support will be required in the early phase of the clinical trial for matters such as set-up and training.

Description: Cytori engineers have already identified candidate powered syringe and spray systems that may be suitable for this purpose. These devices will be brought in-house. The convenience, time, and reproducibility of injection may be assessed by, for example, injecting ADRCs into surrogate materials, for example, porcine skin, human skin obtained from patients undergoing elective cosmetic procedures (eg: “tummy tuck”) and/or into sample collection vials.

Deliverable:	Interim and Final Reports

Success Criteria:	Protocol accepted by FDA in IDE Submission

Timing:	Q3, FY15

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2.6.1.3	ADRC Delivery System and Process: Supplement Only

Objective: To obtain data and reports that will allow FDA to assess the safety and suitability of the ADRC Delivery System and Process for use in the proposed clinical trial.

Rationale: Robust testing, verification, and validation of the system and process used for ADRC preparation and delivery is a necessary component of the package to be submitted for FDA review as part of obtaining approval to execute the proposed clinical trial.

Approach: FDA requirements and guidance documents specify a range of testing that must be performed on systems such as that proposed herein before said systems can be used in a clinical trial. Small companies like Cytori invariably find it more efficient to outsource much of this specialized testing to vendors with specific expertise. For this reason, certain aspects of the work proposed for WBS 2.6.1.3 will be executed by subcontractors.

Description

CMC testing on hardware, consumable, and software elements of the Cell Delivery System and Process.

Deliverable:

1.   Consumable component mold verification report

2.   CMC Test Report of Cell Delivery System and Process circuit board element

3.   Electromagnetic compatibility testing report

4.   Consumables for use in testing to be executed by Cytori in WBS 2.3.1, WBS 2.3.2, WBS 2.4.1, WBS 2.5.1, and WBS 2.6.1

5.   Software Verification and Validation report

Success Criteria:	Reports accepted by FDA in IDE Submission
Timing:	Q3 2015

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Option 2: Pilot Clinical Trial Execution: Unchanged from Original

Specific Objectives and Scope

As proposed herein, the Contractor intends to design, execute, and complete a pilot clinical trial of the countermeasure in thermal burn injury wherein said trial will inform and support development of a pivotal clinical trial to be funded by a future CLIN/contract option. The Contractor further intends to perform clinical, regulatory, and development tasks in preparation for said pivotal trial.

2.1 None

2.2 None

2.3 None

2.4.1.2	Pilot Clinical Trial Execution

Objective: To obtain preliminary clinical safety, feasibility, and efficacy data on the use of the Celution System in thermal burn injury

Rationale: The Celution System is regulated as a device within the Center for Biologics Evaluation and Research (CBER). CBER has approved the use of the Celution System in three IDE clinical trials. In the course of discussions with the FDA regarding these studies the Agency communicated to Cytori that they strongly preferred the study design to include evaluation of cell dose. The proposed study will obtain the safety and feasibility of a pilot study with additional information of cell dose and assessment of secondary outcomes associated with efficacy. These data will allow determination of sample size in any Pivotal Trial to follow (as described in Option 2). WBS 2.4.1.3 includes all activities needed to execute the Pilot Clinical trial.

Approach: A randomized, prospective safety and feasibility study in which one or more areas in a patient will receive the experimental treatment.

Purpose

This study has two purposes: (1) To obtain safety and feasibility data and; (2) To obtain preliminary outcome data to facilitate calculation of appropriate sample size in the subsequent pivotal clinical trial.

HHSO100201200008C Cytori Therapeutics, Inc. November 25, 2014	Page 16

Description

Cytori clinical team will design, execute, and complete a Pilot clinical trial of the use of the Celution System in thermal burn injury. While the precise nature of the study will, naturally, depend on the results of data obtained in earlier studies, a general outline of the study design is shown below (with examples of study endpoints).

Objectives	• First-in-man study • Demonstrate safety and feasibility • Provide data set to power Pivotal Trial
Test Article	Adipose-derived regenerative cells (ADRCs) as isolated by the Celution System
ADRC Delivery Method(s)	o ADRCs applied at the time of autologous split thickness skin graft (STSG) placement
Patient Population

•   Adult and pediatric patients

•   Full-thickness or deep partial-thickness burns involving ≥30% total body surface area(TBSA)

•   Will undergo surgical escharectomy and skin grafting as part of burn treatment

•   Availability of a sufficient amount of subcutaneous adipose tissue obtainable from or beneath excised eschar tissue

•   Able to provide written informed consent/assent in accordance with Institutional Review Board (IRB) approval

Design	• Prospective, randomized study of patients with thermal burn injury to include assessment of dose effect
Sample Size	30-60 patients
Clinical Centers	6 sites
Key Endpoints

•   Safety Endpoints

o  Adverse Events (AEs), Serious Adverse (SAEs), and Adverse Device Effects (ADEs) listed and tabulated

o  Study wound infections (e.g., superficial burn wound infection, invasive burn wound infection)

o  Graft take

o  Complications associated with adipose-tissue harvest (e.g., bleeding, infection)

o  In-hospital mortality rates (during index hospitalization)

o  Overall mortality rate

•   Feasibility / Efficacy Endpoints (formal primary and secondary efficacy endpoints will be pre-specified when designing the Pivotal Trial). Examples of endpoints that could be included are:

o  Rate of epithelialization of a meshed graft

o  Rate of improvement on transepithelial water loss

o  Post-healing skin function (e.g., scaliness, dryness, itching, perspiration, pigmentation, elasticity, etc.)

o  Joint function (for applicable sites)

o  Investigator’s assessment of usability / ease-of-use

o  Investigator’s assessment of functional and cosmetic results

o  Patient’s assessment of functional and cosmetic results

•   Additional Assessments

o  ADRC characterization studies; only in instances where there are available in excess after treatment [e.g., flow cytometry, CFU-F (colony forming unit–fibroblast) assay, etc.]

o  Levels of circulating pro-inflammatory cytokines

o  Collection of health economic data (e.g., hospital length-of-stay, ICU length-of-stay, resource utilization, quality-of-life measures, etc.)

Duration of Follow-up	6 months (with 12 month registry follow-on if required by FDA)
Estimated Trial Duration	1.25 years

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Deliverable:	Interim and Final Reports

Success Criteria:	As defined in protocol

Timing:	Q4, FY16

2.4.1.3	Preparation for Pivotal Clinical Trial

Purpose

In order to for the FDA to provide specific guidance with regard to additional preclinical and development data required to initiate a clinical trial, the Agency will require the outline or a draft version of the protocol for the pilot clinical trial.

Description

In collaboration with our Thermal Burn Scientific Advisory Board and on the basis of preliminary preclinical data, the Cytori clinical team will develop a clinical trial study outline suitable for submission to the Agency as part of a Pre-Submission (pre-IDE) package.

Deliverable:	Protocol Outline

Success Criteria:	Acceptable to BARDA CO/PO

Timing:	Q4, FY16

2.5.2	Pivotal Clinical Trial Pre-Submission Meeting

Purpose

The FDA must grant approval before clinical use of an Investigational Device can be initiated. In the case of the Celution System in Thermal Burn Injury this will require approval under the Investigational Device Exemption mechanism.

Description

Cytori’s regulatory team will prepare and submit a package of documents. Contents will be based upon the clinical trial protocol outline and data obtained in studies described above.

The content of the pre-IDE package will largely mirror that used in prior filings of this kind by the Contractor.

Deliverable:	Meeting Report

Success Criteria:	Obtain clarity from the Agency on requirements for initiation of a clinical trial

Timing:	Q4, FY16

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Option 3: Pivotal Clinical Trial: Unchanged from Original

Start Date: Q3, FY15

Option 3 will be triggered if the Interim or Final Study Report from the Pilot Clinical Trial meets success criteria specified in protocol

3.1	Technical and Project Management
3.1.1	Complete new hiring needed for execution of clinical contract activities

Execute hiring of new clinical staff needed for execution of Option 2 activities

Deliverable:	Report showing that key positions have been filled and added to contract

Success Criteria:	Positions identified during negotiations have been filled by qualified persons

Timing:	Q4, FY15

3.2	Non-Clinical Toxicology

Not applicable

3.3	Preclinical Tasks

No activities proposed

3.4	Clinical Tasks
3.4.1	Pivotal Clinical Study

Purpose

This study is intended to obtain clinical data that will lead to FDA licensure of the Celution System for use in the treatment of thermal burn injury.

Description

In collaboration with our Thermal Burn Consultants (for example, Drs. David Herndon, Carl Schulman, and Meyer Tenenhaus) the Cytori clinical team will design, execute, and complete a pivotal clinical trial of the use of the Celution System in thermal burn injury. While the precise nature of the study will, naturally, depend on the results of data obtained in earlier studies, a general outline of the study design is shown below (with examples of study endpoints).

Objectives	• Confirm safety • Demonstrate efficacy • Support PMA submission
Prerequisites	• Investigational Device Exemption (IDE) approval from FDA • Successful completion of Pilot Trial
Test Article	Adipose-derived regenerative cells (ADRCs) as isolated by the Celution System
ADRC Delivery Method(s)

•  May include the following alone or in combination (TBD, based on pre-clinical results):

o  ADRCs loaded onto a skin-substitute/dressing (e.g., Integra® Dermal Regeneration Template, or similar) prior to application on the post-escharectomy wound bed

o  ADRCs applied at the time of autologous split thickness skin graft (STSG) placement

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Patient Population	• Similar to Pilot Trial, adjusted (if necessary) based on results of sub-group analyses of Pilot Trial data
Design

•   Prospective, randomized, matched- pair comparison:

o  Two patient groups randomized to receive surgical treatment (escharectomy, skin-substitute/scaffold coverage, and autologous STSG) either with or without adjunctive use of ADRCs

o

Sample Size	~300-400 patients (sample size estimate will be based on formal power calculations using Pilot Trial data)
Clinical Centers	~15-25 sites
Key Endpoints

•   Safety Endpoints

o  Adverse Events (AEs), Serious Adverse (SAEs), and Adverse Device Effects(ADEs) listed and tabulated

o  Study wound infections (e.g., superficial burn wound infection, invasive burn wound infection)

o  Complications associated with adipose-tissue harvest (e.g., bleeding, infection)

o  In-hospital mortality rates (during index hospitalization)

o  Overall mortality rate

•   Feasibility / Efficacy Endpoints (formal primary and secondary efficacy endpoints will be pre-specified when designing the Pivotal Trial)

o  Percent “take” of dermal substitute

o  Percent “take” of autologous STSG

o  Percent of wound healing by contraction or degree of contraction (percentage of original wound size)

o  Time to wound closure

o  Post-healing skin function (e.g., scaliness, dryness, itching, perspiration, pigmentation, elasticity, etc.)

o  Joint function (for applicable sites)

o  Investigator’s assessment of usability / ease-of-use

o  Investigator’s assessment of functional and cosmetic results

o  Patient’s assessment of functional and cosmetic results

•   Additional Assessments

o  ADRC characterization studies; only in instances where there are available in excess after treatment [e.g., flow cytometry, CFU-F (colony forming unit–fibroblast) assay, etc.]

o  Levels of circulating pro-inflammatory cytokines

o  Collection of health economic data (e.g., hospital length-of-stay, ICU length-of-stay, resource utilization, quality-of-life measures, etc.)

Duration of Follow-up	6 and 12 months (with registry follow on if required by FDA)
Estimated Trial Duration	2 years

Deliverable:	Interim and Final Reports

Success Criteria:	As defined in protocol

Timing:	Q3, FY17

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3.5	Regulatory Tasks
3.5.1	Pivotal Clinical Trial IDE Approval

Purpose

Before clinical use of an Investigational Device can be initiated, the FDA must grant approval. In the case of the Celution System in Thermal Burn Injury this will require approval under the Investigational Device Exemption mechanism.

Description

Cytori’s regulatory team will prepare and submit a package of documents. Contents will be based upon the clinical trial protocol, data obtained in studies described above, and feedback received from the Agency in the Pre-IDE Meeting.

The content of the package will largely mirror that used in the package for the Pilot Trial. Contents will include relevant study reports and the clinical trial protocol.

Deliverable:	IDE Package

Success Criteria:	IDE Approval Granted by FDA

Timing:	Q1, FY16

3.5.2	PMA Submission

Purpose

In order to obtain FDA licensure of the Celution System with indications for use in thermal burn, Cytori will need to submit to the Agency a package of data needed for Agency review.

Description

The Cytori Regulatory team, in collaboration with other Cytori functional areas, will collate study reports and other documents in accordance with FDA requirements.

Deliverable:	FDA PMA Application

Success Criteria:	FDA Licensure

Timing:	Q4, FY17

3.6	CMC

No activities proposed for this option

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Option 4: Optimization of Combined Injury Treatment:

Unchanged from Original

The primary goal of this project is to evaluate and develop the Celution System as a medical countermeasure for use in patients with combined injury associated with radiation exposure and full thickness thermal burns.

Achievement of this goal requires two elements:

1.	Development of a treatment that is suitable for deployment in the context of a mass casualty event; and
2.	Obtaining FDA approval of the Celution System as a treatment for thermal burn injury

Options 1, 2, and 3 above are directed at the second element. However, these activities will necessarily be directed at use under standard conditions rather than those in effect following a mass casualty event. For that reason, additional activities are needed to build on data obtained in the Base Period to develop a treatment that is suited for use following a mass casualty event. These activities will be executed in Option 4.

Option 4 will be triggered if all three of the following parameters are met:

Parameter 1: Autologous ADRCs harvested and delivered following combined injury involving radiation exposure and thermal burn improve healing in a relevant preclinical model (for example, irradiated Gottingen mini-pigs that have received full thickness thermal burn injury). Improvement in healing will be defined in the research protocol detailing the studies.

Parameter 2: Demonstrate that the cellular output obtained when processing porcine and human adipose tissue within the CT-X2 prototype system is comparable or superior to that obtained when tissue processed within the current version of the Celution 800 System. Comparability is measured in terms such as the yield of viable cells per unit volume of tissue processed, the reagent residual level, and the presence of major cell types.

Parameter 3: Demonstrate that a satisfactory cell population can be obtained from the adipose tissue of patients with substantial thermal burn injury.

Start Date: Q2, FY14

Objective: To develop a treatment for combined injury involving radiation exposure and thermal burn wherein said treatment is suitable for deployment following a mass casualty event.

Rationale: Conventional treatment for thermal burn injury is unsuited for use following a mass casualty event due to the need for delivery by a specialist burn surgeon. The combination of an easy-to-use dressing and autologous ADRCs processed within the Celution System has the potential to address this by providing an effective therapy that can be applied by persons with a less specialized skill.

Approach: Preclinical studies (in vitro and in vivo) directed at evaluating dressings with the required handling and cell compatibility characteristics and the means by which use of these dressings with ADRCs can be optimized. In vivo studies will apply the combined injury model described in the Base Period. Activities include CMC and Regulatory tasks needed for clearance of the dressing through the 510k mechanism.

Purpose

This project is based on the understanding that existing treatments for thermal burn injury are difficult to apply outside of a specialist burn center and that, consequently, such treatments will be of limited value in the aftermath of a mass casualty event involving thermal burn injury and radiation exposure. Further, simple, easy-to-use dressings that can be applied outside of a specialist burn center lack the efficacy of more complex, yet harder to apply, treatment. Cytori has proposed that adding ADRCs to a simple dressing will create a treatment that possesses the ease-of-use characteristics needed for application outside of a specialist burn center with the efficacy of more complex treatments. Studies to be executed within the Base Period will demonstrate proof-of-concept for the efficacy of autologous cells in this setting. The purpose of the studies to be executed under Option 3 is to develop this observation into a treatment.

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4.1	Technical and Project Management
4.1.1	Complete new hiring needed for execution of clinical contract activities

Execute hiring of new clinical staff needed for execution of Option 3 activities

Deliverable:	Report showing that key positions have been filled and added to contract

Success Criteria:	Positions identified during negotiations have been filled by qualified persons

Timing:	Q4, FY16

4.1.2	Complete new hiring needed for execution of research and development contract activities

Execute hiring of new R&D staff needed for execution of Option 3 activities

Deliverable:	Report showing that key positions have been filled and added to contract

Success Criteria:	Positions identified during negotiations have been filled by qualified persons

Timing:	Q3, FY14

4.2	Non-Clinical Toxicology

Not applicable

4.3	Preclinical Tasks
4.3.1	Optimization of Combined Injury: Porcine Studies

Purpose

The purpose of these studies is to perform the in vivo testing needed to develop an easy-to-use, ADRC-based treatment for thermal burn injury in the context of radiation exposure.

Description

These studies will use the porcine model of combined injury described above and validated during the Base Period to evaluate the effects of variables such as cell dose and compatibility with easy-to-use dressing candidates. The precise variables to be evaluated will be determined by the results of studies executed during the Base Period and will be specified in the protocol agreed to at the onset of this Option by the Contractor and BARDA.

4.3.2	Supplemental Proof of Concept Study

Objective: To demonstrate proof of concept for use of autologous ADRCs in enhancing healing of thermal burn injury in irradiated animals

Rationale: To confirm and extend the results of

Approach: Conditions defined in the studies described in WBS 1.3 for the Base Period will be applied to evaluate healing when ADRCs are delivered in conjunction with a dressing or at the time of split thickness skin graft application.

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Description

Animals receiving combined radiation and thermal burn injury induced according to parameters optimized in the studies described above will receive austere care comprising delayed escharectomy (for example, at three days after injury) and application of a meshed autologous STSG at a suitable period after initial treatment. Autologous ADRCs will be delivered either with the initial treatment or at the time of application of the STSG. Animals will be treated with two different dressings selected on the basis of the studies described above. ADRCs applied at the time of the initial treatment will be applied either in combination with the dressing, by systemic administration (for example, by intravenous injection), or by both routes. Each arm of the study will comprise a sufficient number of animals (for example, 4 or 5). A control group of animals will receive a vehicle only control (no ADRCs).Healing will be evaluated at time points selected on the basis of results obtained in the studies described above (for example, at the time of application of the STSG and two weeks after application of STSG). An additional time point will be added for assessment of fibrosis and hypertrophic scarring at the treatment site to be performed a suitable time after injury (for example, six months).

Deliverable:	Interim and Final Study Reports

Success Criteria:	Achieves success parameter defined in study protocol agreed to by BARDA and the Contractor prior to initiation of studies

Timing:	Healing Endpoint Reports: Q1, FY15 Fibrosis Endpoint Reports: Q2, FY15

4.3.3	Ease of Use and Cell Compatibility: Porcine Studies
4.3.3.1	Ease of Use

Objective: To evaluate ease of use of candidate dressings

Rationale: The primary obstacle to use of many current therapies following a mass casualty event is that their handling characteristics and related properties mean that they can be applied only by experienced burn surgeons.

Approach: Candidates will be applied to full thickness thermal burn injuries. Users will rate handling at the time of application and assess retention of the dressing on the wound over time.

Description

A sufficient number of animals with radiation exposure and full thickness thermal burn injury as described under the Base Period will receive escharectomy followed by application of the candidate dressings. Candidates will be selected on the basis of the results of studies in the Base Period. Users will rate parameters such as ease of handling and time required for application. Assessment of other parameters such as retention of the dressing will be performed at the time of dressing change and at suitable intervals over a period of up to six weeks after application.

Deliverable:	Interim and Final Study Reports

Success Criteria:	Achieves success parameter defined in study protocol agreed to by BARDA and the Contractor prior to initiation of studies

Timing:	Q1, FY15

4.3.3.2	Cell Compatibility (Porcine)

Objective: To determine the compatibility of candidate dressings with porcine ADRCs

Rationale: The product is an easy-to-use dressing that has its limited capacity to promote healing supplemented by co-delivery with ADRCs. Thus, the dressing must be compatible with the cells in addition to being easy to apply. This is distinct from similar studies in which the goal was to identify dressings that best show the ability of ADRCs to promote healing.

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Approach: The approach to be used will mirror the in vitro studies used in WBS 1.3.1.2.1.2 of the Base Period.

Description

Studies will evaluate the compatibility of dressings with porcine ADRCs by evaluating cell viability and the uniformity of loading (number of viable cells per unit volume of dressing) at the time of loading and again at specified times after loading. This will include evaluation of simple means by which the cells can be loaded onto the dressing. Histologic evaluation will be applied at different times after seeding to evaluate cell viability and penetration into the material. Variables to be examined include: cell concentration, cell dose applied per unit surface area (or volume), and loading time.

Deliverable:	Interim and Final Study Reports

Success Criteria:	Achieves success parameter defined in study protocol agreed to by BARDA and the Contractor prior to initiation of studies

Timing:	Q1, FY15

4.3.4	In Vivo Optimization
4.3.4.1	Efficacy Evaluation

Objective: To evaluate healing of full thickness thermal burns in irradiated animals following treatment with an easy-to-use dressing and autologous ADRCs

Rationale: The product to be developed from this project must not only exhibit ease of use and compatibility with ADRCs, it must also promote healing of full thickness thermal burn injury in an irradiated animal.

Approach: The approach will mirror that used in the Base Period studies.

Description

A sufficient number of animals with radiation exposure and full thickness thermal burn injury applied as described under the Base Period will receive escharectomy. Animals will be divided into groups for control and treatment arms. For example, one group will receive no treatment; one will receive treatment with the selected dressing supplemented with ADRCs; and the third group will be treated with the dressing without ADRCs. Animals randomized to receive no ADRCs will be divided into two groups at the time of STSG. One of these groups will receive ADRCs along with the STSG, the other will receive STSG only. Healing will be assessed at appropriate time points before and after application of STSG (for example, two weeks after escharectomy, immediately prior to STSG and two weeks following STSG).

Deliverable:	Interim and Final Study Reports

Success Criteria:	Achieves success parameter defined in study protocol agreed to by BARDA and the Contractor prior to initiation of studies

Timing:	Q3, FY15

4.3.4.2	Optimization of Cell Dose

Objective: To evaluate the effects of ADRC dose on healing of full thickness thermal burns in irradiated animals following treatment with an easy-to-use dressing and autologous ADRCs

Rationale: In order to minimize morbidity while maximizing efficacy it will be important to assess the effects of different cell doses on healing of full thickness thermal burn injuries in irradiated animals.

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Approach: The approach will mirror that used in 1.3.1.5.3.1 except that the dose of cells delivered will be varied across a suitable range.

Description

A sufficient number of animals with radiation exposure and full thickness thermal burn injury applied as described under the Base Period will receive escharectomy. Animals will be divided into groups for control and treatment arms. For example, one group will receive treatment with the selected dressing supplemented with a suitable number of ADRCs; a second group will be treated with a substantially large dose of ADRCs; a third group will receive a substantially lower dose of ADRCs; and a control group will be treated without ADRCs. Healing will be assessed at appropriate time points before and after application of STSG (for example, two weeks after escharectomy, immediately prior to STSG and two weeks following STSG).

Deliverable:	Interim and Final Study Reports

Success Criteria:	Achieves success parameter defined in study protocol agreed to by BARDA and the Contractor prior to initiation of studies

Timing:	Q1, FY16

4.3.4.3	Alternate Donor ADRCs

Objective: To evaluate the effects of allogeneic ADRCs on healing of full thickness thermal burns in irradiated animals following treatment with an easy-to-use dressing and autologous ADRCs

Rationale: Studies have shown limited immunogenicity of allogeneic ADRCs26. While there are potential disadvantages to this approach, there are also advantages in terms of both ConOps and the absence of effect of irradiation on the donor cells.

Approach: The approach will mirror that used in 1.3.1.5.3.1 except that the donor cells will be obtained from non-irradiated donor animals.

Description

A sufficient number of animals with radiation exposure and full thickness thermal burn injury applied as described under the Base Period will receive escharectomy. Animals will be divided into groups for control and treatment arms. For example, one group will receive treatment with the selected dressing supplemented with a suitable number of ADRCs; a second group will be treated with the same dose of ADRCs obtained from a donor animals that has not been irradiated; and a control group will be treated without ADRCs. Healing will be assessed at appropriate time points before and after application of STSG (for example, two weeks after escharectomy, immediately prior to STSG and two weeks following STSG).

Deliverable:	Interim and Final Study Reports

Success Criteria:	Achieves success parameter defined in study protocol agreed to by BARDA and the Contractor prior to initiation of studies

Timing:	Q1, FY16

4.3.4.4	Efficacy Evaluation: Timing

Objective: To evaluate the effect of timing of ADRC administration on healing of full thickness thermal burns in irradiated animals following treatment with an easy-to-use dressing and autologous ADRCs

Rationale: The product to be developed from this project must not only exhibit ease of use and compatibility with ADRCs, it must also promote healing of full thickness thermal burn injury in an irradiated animal. Timing of cell delivery may well impact healing parameters.

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Approach: The approach will mirror that used in the Base Period studies.

Description

A sufficient number of animals with radiation exposure and full thickness thermal burn injury applied as described under the Base Period will receive escharectomy. Animals will be divided into groups for control and treatment arms. For example, one group will receive no treatment; one will receive treatment with the selected dressing supplemented with ADRCs; and the third group will be treated with the dressing without ADRCs. Animals randomized to receive ADRCs will be divided into groups according to the time at which the ADRCs are delivered.

Deliverable:	Interim and Final Study Reports

Success Criteria:	Achieves success parameter defined in study protocol agreed to by BARDA and the Contractor prior to initiation of studies

Timing:	Q4, FY16

4.3.4.5	Efficacy Evaluation: Route

Objective: To evaluate the effect of route of delivery of ADRC administration on healing of full thickness thermal burns in irradiated animals following treatment with an easy-to-use dressing and autologous ADRCs

Rationale: The product to be developed from this project must not only exhibit ease of use and compatibility with ADRCs, it must also promote healing of full thickness thermal burn injury in an irradiated animal. Route of cell delivery (systemic versus local) may well impact healing parameters.

Approach: The approach will mirror that used in the Base Period studies.

Description

A sufficient number of animals with radiation exposure and full thickness thermal burn injury applied as described under the Base Period will receive escharectomy. Animals will be divided into groups for control and treatment arms. For example, one group will receive no treatment; one will receive treatment with ADRCs; and the third group will be treated with the dressing without ADRCs. Animals randomized to receive ADRCs will be divided into groups according to the route by which the ADRCs are delivered (intravenous, local delivery, or both).

Deliverable:	Interim and Final Study Reports

Success Criteria:	Achieves success parameter defined in study protocol agreed to by BARDA and the Contractor prior to initiation of studies

Timing:	Q2, FY17

4.3.4.6	Optimization of Combined Injury: Studies with Human Tissue and Cells

Purpose

The purpose of these studies is to perform the in vitro testing with human cells associated with development of an easy-to-use, ADRC-based treatment for thermal burn injury in the context of radiation exposure.

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Description

The proof-of-concept studies to be executed during the Base Period will examine variability of cell yield from human eschar material. Should these studies demonstrate feasibility of eschar tissue as a source of cells, it will be necessary to execute studies addressing parameters such as optimization of the process for obtaining ADRCs from eschar material and loading them onto the easy-to-use dressing. Studies will be performed on a sufficient number of specimens of human tissue obtained following informed consent from patients with thermal burn injury at local hospital burn centers.

Deliverable:	Interim and Final Reports

Success Criteria:	As defined in protocol

Timing:	Q4, FY14

4.4	Clinical Tasks
4.4.1	510k-Required Clinical

Purpose

To obtain clinical data needed for the FDA to clear the dressing with indications for use in thermal burn injury.

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Description

In collaboration with our Thermal Burn Consultants (for example, Drs. David Herndon, Carl Schulman, and Meyer Tenenhaus) the Cytori clinical team will design, execute, and complete a clinical trial of the use of the dressing in thermal burn injury. While the precise nature of the study will, naturally, depend on the results of data obtained in earlier studies, a general outline of the study design is shown below (with examples of study endpoints).

Objectives	• Demonstrate safety and feasibility
Test Article	Dressing
Patient Population

•   Adult or pediatric patients

•   Full-thickness or deep partial-thickness burns

•   Will undergo surgical escharectomy and skin grafting as part of burn treatment

•   Able to provide written informed consent/assent in accordance with Institutional Review Board (IRB) approval

Design	• Prospective, single arm safety and feasibility study
Sample Size	30-60 patients
Clinical Centers	5-10 sites
Key Endpoints

•   Safety Endpoints

o  Adverse Events (AEs), Serious Adverse (SAEs), and Adverse Device Effects (ADEs) listed and tabulated

o  Study wound infections (e.g., superficial burn wound infection, invasive burn wound infection)

o  Complications associated with adipose-tissue harvest (e.g., bleeding, infection)

o  In-hospital mortality rates (during index hospitalization)

o  Overall mortality rate

•   Feasibility / Efficacy Endpoints (formal primary and secondary efficacy endpoints will be pre-specified when designing the Pivotal Trial)

o  Percent “take” of autologous STSG

o  Percent of wound healing by contraction or degree of contraction (percentage of original wound size)

o  Time to wound closure

o  Post-healing skin function (e.g., scaliness, dryness, itching, perspiration, pigmentation, elasticity, etc.)

o  Joint function (for applicable sites)

o  Investigator’s assessment of usability / ease-of-use

o  Investigator’s assessment of functional and cosmetic results

o  Patient’s assessment of functional and cosmetic results

•   Additional Assessments

o  Collection of health economic data (e.g., hospital length-of-stay, ICU length-of-stay, resource utilization, quality-of-life measures, etc.)

Duration of Follow-up	6 months
Estimated Trial Duration	1 years

Deliverable:	Interim and Final Reports

Success Criteria:	As defined in protocol

Timing:	Q3, FY17

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4.5	Regulatory Tasks
4.5.1	510k for Dressing

Purpose

Cytori believes that there are advantages to obtaining FDA clearance of the dressing separately from the Agency’s approval of the Celution System. In particular, it is preferred to have an approval that does not limit use of the Celution System in thermal burn injury to any particular dressing. For this reason, it will be necessary to obtain separate regulatory clearance of the dressing. The purpose of these activities is to execute the regulatory tasks needed to obtain clearance of the dressing under the 510k mechanism.

Description

The Cytori Regulatory team will collate data and reports from studies executed under WBS Section 1.3 and 1.6 of this Option to assemble a 510k application package. This will be submitted to the FDA. The team will then respond to any feedback received from the Agency.

The Cytori Regulatory Team has enormous experience in this area. The company has previously obtained 510k clearance of 24 devices.

Deliverable:	510k Application Package

Success Criteria:	510k Clearance

Timing:	Q4, FY17

4.6	CMC Tasks
4.6.1	Dressing CMC Optimization

Purpose

Obtaining FDA clearance of the dressing will require data demonstrating that manufacture of the dressing meets FDA standards associated with Chemistry, Manufacturing, and Controls (CMC).

Description

Activities pertaining to GMP manufacturing of the dressing such as manufacturing process development and optimization, sterilization validation, biocompatibility, optimization of formulation, and shelf life determination. The precise nature of these activities will be dependent upon the results of studies executed within the Base Period. It is conceivable that certain dressing candidates may already have all or part of these requirements and studies fully complete. For others, the full scope of CMC may be required. This option is based on the latter case.

Deliverable:	Interim and Final Reports

Success Criteria:	CMC Report Deemed Suitable for Inclusion in 510k Application Package

Timing:	Q3, FY17

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